                                                                     EXHIBIT 3.1

                           FIRST AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                     INFORMATION MANAGEMENT RESOURCES, INC.

     In accordance with Section 607.1007 of the Florida Business Corporation Act, the Florida Statutes, as hereafter amended and modified (the "FBCA"), the Board of Directors of INFORMATION MANAGEMENT RESOURCES, INC., a Florida corporation (the "Corporation"), hereby amends and restates in its entirety the Articles of Incorporation of the Corporation as follows:


                                   ARTICLE I
                                      Name
                                      ----

     The name of the Corporation is:  Information Management Resources, Inc.


                                  ARTICLE II
                               Principal Address
                               -----------------

     The street address of the principal office and the mailing address of the Corporation is: 26750 U.S. Highway 19 North, Suite 500, Clearwater, Florida 34621.


                                  ARTICLE III
                                    Purposes
                                    --------

     The Corporation may engage in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.


                                  ARTICLE IV
                                 Capital Stock
                                 -------------

     4.1.  Authorized Shares.  The total number of shares of all classes of
           -----------------
capital stock that the Corporation shall have the authority to issue shall be 50,000,000 shares, of which 40,000,000 shares shall be common stock, having a par value of $.10 per share (referred to in these First Amended and Restated Articles of Incorporation as "Common Stock") and 10,000,000 shares shall be preferred stock, having a par value of $.10 per share (referred to in these First Amended and Restated Articles of Incorporation as "Preferred Stock"). The Board of Directors is expressly authorized, pursuant to Section 607.0602 of the FBCA, to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval or the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA.
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     4.2.  Common Stock.
           ------------

          (a)  Relative Rights.  The Common Stock shall be subject to all of the
               ---------------
rights, privileges, preferences and priorities of the Preferred Stock as may be set by the Board of Directors and hereafter filed as Articles of Amendment to these First Amended and Restated Articles of Incorporation pursuant to Section
607.0602 of the FBCA. Except as otherwise provided in these First Amended and Restated Articles of Incorporation, each share of Common Stock shall have the same rights as and be identical in all respects to all the other shares of Common Stock.

          (b)  Voting Rights.  Each holder of Common Stock shall, except as
               -------------
otherwise provided by the FBCA, be entitled to one vote for each share of Common Stock held by such holder.

          (c)  Dividends.  Whenever there shall have been paid, or declared and
               ---------
set aside for payment, to the holders of the shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

          (d)  Dissolution, Liquidation, Winding Up.  In the event of any
               ------------------------------------
dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to the distribution of assets, shall become entitled to participate in the distribution of assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation, or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

     4.3.  Preferred Stock.
           ---------------

          (a)  Issuance, Designations, Powers, Etc.  Subject to the limitations
               -----------------------------------
prescribed by the FBCA and the provisions of these First Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized, to provide, by resolution and by filing Articles of Amendment to these First Amended and Restated Articles of Incorporation (which, pursuant to Section 607.0602(4) of the FBCA shall be effective without shareholder action), for the issuance from time to time of the shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:


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

               (i) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative:

               (ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

               (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

               (iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions for such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

               (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

               (vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

          (b)  Dissolution, Liquidation, Winding Up.  In the event of any
               ------------------------------------
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the Articles of Amendment to these First Amended and Restated Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

     4.4.  Shares Acquired by the Corporation.  Shares of Common Stock that have
           ----------------------------------
been acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so acquired shall constitute authorized, but unissued shares.

     4.5.  No Preemptive Rights.  Except as the Board of Directors may otherwise
           --------------------
determine, no shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase form the Corporation any new or additional shares of capital stock, or securities convertible into shares of capital stock, of the Corporation, whether now or hereafter authorized.

     4.6.  Reclassification of Existing Voting and Nonvoting Common Stock.
           --------------------------------------------------------------
Effective upon the filing of record of these First Amended and Restated Articles of Incorporation, each issued and outstanding share of the Corporation's voting common stock and nonvoting common

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stock, each having a par value of $.10 per share, shall be reclassified as ten
(10) fully paid and nonassessible shares of the Corporation's Common Stock, par value $.10 per share. From and after such time, each certificate representing shares of the Corporation's voting common stock and nonvoting common stock shall thereafter be deemed to represent solely the right to receive the number of shares of the Corporation's Common Stock, par value $.10 per share, determined in the manner set forth above.


                                   ARTICLE V
                          Registered Office and Agent
                          ---------------------------

     The Corporation designates 26750 U.S. Highway 19 North, Suite 500, Clearwater, Florida 34621 as the street address of the registered office of the Corporation and names Dilip Patel, Esq. the Corporation's registered agent at that address to accept service of process within this state.


                                  ARTICLE VI
                               Board of Directors
                               ------------------

     6.1.  Classification.  Except as otherwise provided in these First Amended
           --------------
and Restated Articles of Incorporation or any Articles of Amendment filed pursuant to Section 4.3 hereof relating to the rights of the holders of any class of or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to these First Amended and Restated Articles of Incorporation or by bylaws of the Corporation (the "Bylaws"). The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 1997 annual meeting of the shareholders; each initial director in Class II shall hold office for a term expiring at the 1998 annual meeting of the shareholders; and each initial director in Class III shall hold office for a term expiring at the 1999 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this Section 6.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of the shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified or until such director's earlier death, resignation or removal.

     6.2.  Removal.
           -------

          (a)  Removal For Cause.  Except as otherwise provided pursuant to the
               -----------------
provisions of these First Amended and Restated Articles of Incorporation or Articles of Amendment relating

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to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 6.2(b) hereof) and only by the affirmative vote, at any annual or special meeting of the shareholders, of not less than sixty-six and two-thirds percent (66-2/3%), of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposed removal was contained in the notice of such meeting. At least thirty (30) days prior to such annual or special meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

          (b)  "Cause" Defined.  For the purposes of this Section 6.2, "cause"
               ---------------
shall mean (i) misconduct as a director of the Corporation or any subsidiary of the Corporation which involves dishonesty with respect to a material corporate activity or material corporate assets, or (ii) conviction of an offense punishable by one (1) or more years of imprisonment (other than minor regulatory infractions and traffic violations which do not materially and adversely affect the Corporation).

          (c)  Vacancies.  Newly created directorships resulting from any
               ---------
increase in the number of directors or any vacancy of the Board of Directors resulting from death, resignation, disqualification, removal or otherwise, may be filled only by affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or, if not filled by the directors, by the shareholders. Any director so elected shall hold office until the next election of the class for which such director shall have been elected and until such director's successor shall have been elected and qualified or until any such director's earlier death, resignation or removal.

     6.3.  Change of Number of Directors.  The Board of Directors shall have
           -----------------------------
the power to increase or decrease the authorized number of directors, with or without shareholder approval. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     6.4.  Directors Elected by Holders of Preferred Stock.  Notwithstanding
           -----------------------------------------------
the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these First Amended and Restated Articles of Incorporation, as amended by Articles of Amendment applicable to such classes or series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by the Articles of Amendment applicable to such classes or series of Preferred Stock.

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

     6.5.  Personal Liability of Directors.  No director of the Corporation
           -------------------------------
shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except as provided by Section 607.0831 of the FBCA. If the FBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as amended. In the event that any of the provisions of this Article (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

     6.6.  Exercise of Business Judgment.  In discharging the duties of their
           -----------------------------
respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision solely grants discretionary authority to the directors and no constituency shall be deemed to have been given any right to consideration thereby.


     6.7.  Directors.  The number of directors constituting the Board of
           ---------
Directors as of the date of adoption of these First Amended and Restated Articles of Incorporation is five (5). The number of directors may be increased or decreased from time to time as provided in these First Amended and Restated Articles of Incorporation or by the Bylaws, but in no event shall the number of directors be less than three (3). The names and addresses of the directors as of the date of adoption of these First Amended and Restated Articles of Incorporation are:

              Class I
              -------

        Satish K. Sanan         26759 U.S. Highway 19 North, Suite 500
                                Clearwater, Florida 34621

        Vincent Addonisio       26759 U.S. Highway 19 North, Suite 500
                                Clearwater, Florida 34621

              Class II
              --------

        Philip Shipperlee       26759 U.S. Highway 19 North, Suite 500
                                Clearwater, Florida 34621

        Charles Luthin          26759 U.S. Highway 19 North, Suite 500
                                Clearwater, Florida 34621


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

              Class III
              ---------

        Jeffery Slowgrove       26759 U.S. Highway 19 North, Suite 500
                                Clearwater, Florida 34621



                                  ARTICLE VII
                            Action By Shareholders
                            ----------------------

     7.1.  Annual Meetings.  At an annual meeting of the shareholders of the
           ---------------
Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in the Bylaws and the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

     7.2.  Special Meetings.  Special meetings of the shareholders of the
           ----------------
Corporation may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of the Corporation; or (d) the holders of not less than fifty (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the Corporation may not be called by any other person or persons.

     7.3.  Shareholder Action Without a Meeting.  Any action required or
           ------------------------------------
permitted to be taken at an annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if the action is taken in the manner set forth under Section 607.0704 of the FBCA, as the same may be hereafter amended or superseded.


                                  ARTICLE VIII
                                   Amendments
                                   ----------

     8.1.  Articles of Incorporation.  Notwithstanding any other provision of
           -------------------------
these First Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law) the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the total number of votes of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by the FBCA, in which event the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the number of shares of each class or series entitled to vote as a class shall be required), to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles [IV], VI, VII, VIII or this Article IX of these First Amended and Restated Articles of


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Incorporation.  Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Board of Directors shall have the right to amend, alter, repeal or rescind any provision contained in these First Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law.

     8.2.  Bylaws.  The Board of Directors shall have the power to amend or
           ------
repeal the Bylaws in such manner as shall be prescribed by the Bylaws, and nothing herein shall serve to limit such power. The shareholders of the Corporation may adopt or amend a provision to the Bylaws which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA. The adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.

     IN WITNESS WHEREOF, Information Management Resources, Inc. has caused these First Amended and Restated Articles of Incorporation to be executed, its corporate seal to be affixed, and its seal and execution hereof to be attested, all by its duly authorized officers, this 12th day of September, 1996.

                                 INFORMATION MANAGEMENT
                                 RESOURCES, INC.



                                 By:  /s/ Satish K. Sanan
                                      ----------------------------------
                                      Satish K. Sanan, President


Attest:  /s/ Jeffrey S. Slowgrove
         -------------------------------------
             Jeffrey S. Slowgrove, Treasurer


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